Exhibit 99.1

Nkarta to Host Conference Call on Tuesday, October 17 at 8am ET to Discuss Expansion of Clinical Pipeline and Organizational Cost Measures

Call scheduled for Tuesday, October 17, 2023 at 8:00 a.m. ET

SOUTH SAN FRANCISCO, Calif., Oct. 16, 2023 -- Nkarta, Inc. (Nasdaq: NKTX), a biopharmaceutical company developing engineered natural killer (NK) cell therapies, today announced that it will host a conference call on Tuesday, October 17, 2023 at 8:00 a.m. ET to discuss clinical program updates and organizational cost measures and resource prioritization to support clinical milestones.

Conference Call and Webcast

To access the conference call, please register through this link: https://nkarta-business-update.open-exchange.net/registration

A replay will be archived on the Investors section of Nkarta’s website, www.nkartatx.com, for approximately four weeks.

About Nkarta

Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic, off-the-shelf natural killer (NK) cell therapies. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies and CRISPR-based genome engineering capabilities, Nkarta is building a pipeline of future cell therapies engineered for deep therapeutic activity and intended for broad access in the outpatient treatment setting. For more information, please visit the company’s website at www.nkartatx.com.

Nkarta Media/Investor Contact:

Greg Mann

Nkarta, Inc.

gmann@nkartatx.com